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                                                                     EXHIBIT (C)

[LOGO] ERNST & YOUNG LLP     . Suite 2800                  . Phone: 404 874 8300
                               600 Peachtree Street
                               Atlanta, Georgia 30306-2215



November 9, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated November 9, 1998 of Nationwide Credit, Inc. (the "Company") and are in agreement with the statements contained in paragraphs two, three and six on pages one and two therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Regarding the Company's statement concerning the lack of internal control to prepare financial statements, included in paragraph 3 on page 1 therein, we had considered such matter in determining the nature, timing and extent of procedures performed in our audits of the Company's 1997 financial statements.





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